EXHIBIT 10.19

SECOND AMENDMENT TO CREDIT AGREEMENT, CONSENT AND JOINDER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, CONSENT AND JOINDER (this “Amendment”), is made and entered into as of August 28, 2015 (the “Effective Date”), among SYMMETRY SURGICAL INC., a Delaware corporation (“Symmetry”), Specialty Surgical Instrumentation, Inc., a Tennessee corporation (“SSI”), OLSEN MEDICAL, LLC, a Delaware limited liability company (“Olsen”) (Symmetry, SSI and Olsen are sometimes referred to herein collectively as “Borrowers” and individually as a “Borrower”), Symmetry, as Borrower Representative (“Borrower Representative”), the other Credit Parties party hereto, the financial institutions party hereto from time to time (collectively, “Lenders” and individually each a “Lender”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as administrative agent for the Secured Parties from time to time party to the Credit Agreement described below (in such capacity, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower Representative, the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and Agent are parties to that certain Credit Agreement, dated as of December 5, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of February 26, 2015, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders committed to make certain loans and other financial accommodations to the Borrowers upon the terms and conditions set forth therein;
WHEREAS, the Borrower Representative, the Borrowers and the other Credit Parties have notified Agent and the Lenders that they intend to acquire certain assets of VesOcclude Medical LLC, a North Carolina limited liability company (the “Vesocclude Seller”) pursuant to an Asset Purchase Agreement, dated as of August 28, 2015, by and between the Vesocclude Seller and Symmetry Surgical Vesocclude, LLC, a Delaware limited liability company (“Symmetry Vesocclude”), in the form attached hereto as Exhibit A (the “Vesocclude Acquisition Agreement”; and such acquisition, the “Vesocclude Acquisition”);
WHEREAS, the Borrower Representative, the Borrowers and the other Credit Parties have requested that the Vesocclude Acquisition constitute a “Permitted Acquisition” under and as defined in the Credit Agreement, and are requesting that Agent and Lenders consent to certain changes to the conditions precedent to a Permitted Acquisition as more fully described herein;
WHEREAS, the Borrower Representative and the other Credit Parties have requested that Agent and the Lenders amend certain provisions of the Credit Agreement as more fully described herein; and
WHEREAS, Agent and the Lenders are willing to make such consent relating to the Vesocclude Acquisition and to otherwise amend certain provisions of the Credit Agreement, all subject to and in accordance with the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.	DEFINITIONS.
1.Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Credit Agreement unless otherwise defined herein.
SECTION 2. AMENDMENTS.
2.1    Amendments. Subject to the terms and conditions of this Amendment, including, without limitation, the representations, warranties and covenants in Section 4 hereof and the conditions precedent to the effectiveness of this Amendment in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a)Section 5.10 of the Credit Agreement is hereby amended by deleting the first sentence and substituting in lieu thereof the following new sentence:
“Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “full” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any payroll account so long as such payroll account is a zero balance account, (ii) zero balance disbursement accounts, (iii) withholding tax and fiduciary accounts, (iv) the Subject Wells Fargo Collateral Account, which amounts on deposit in the Subject Wells Fargo Collateral Account shall not exceed $25,000 in the aggregate at any one time and (v) the Subject Wells Fargo Euro Disbursement Account, which amounts on deposit in the Subject Wells Fargo Euro Disbursement Account shall not exceed €5,000 in the aggregate at any one time).”
(b)Section 6.05 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (e) and replacing it with “; and”, and (ii) adding new clause (f) as follows:
“(f)    unsecured Indebtedness of a Borrower or any of its Subsidiaries consisting of Contingent Acquisition Consideration; provided that the maximum aggregate amount payable with respect to all such Contingent Acquisition Consideration does not exceed $2,200,000 (or such other amount agreed to in writing by Agent in its sole discretion) in the aggregate at any time outstanding (assuming the remaining maximum performance standards related thereto are satisfied, except to the extent all or any portion thereof becomes a fixed, matured or earned amount, in which case such amount shall be deemed the actual amount of such Contingent Acquisition Consideration)”

(c)Section 6.10 of the Credit Agreement is hereby amended by deleting the lead-in to such section in its entirety and substituting in lieu thereof the following new lead-in:
“6.10.    Restricted Payments. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding, make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, subordinated Indebtedness or make any payment or prepayment of Contingent Acquisition Consideration (each, a “Restricted Payment”); except that”
(d)Section 6.10 of the Credit Agreement is hereby amended by (i) deleting “and” at the end clause (c) of such section, (ii) deleting the period at the end of clause (d)(v) and replacing it with “; and”, and (ii) adding new clause (e) as follows:
“(e)    the Credit Parties may pay as and when due and payable, non- accelerated payments of Contingent Acquisition Consideration (to the extent permitted to be incurred pursuant to Section 6.05(f)) provided all of the following conditions are satisfied:

(i)    no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)    after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VII, recomputed for the most recent month for which financial statements have been delivered; and

(iii)    after giving effect to such Restricted Payment, Availability is not less than $5,000,000.”

(e)Schedule 12.01 of the Credit Agreement (Defined Terms in Other Articles) is hereby amended by adding the following definitions in the appropriate alphabetical order:
“‘Contingent Acquisition Consideration’ means any earnout obligation or similar deferred or contingent obligation of a Borrower or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition.”

“‘Second Amendment’ means that certain Second Amendment to Credit Agreement, Consent and Joinder, dated as of August 28, 2015, by and among the Borrowers, the Borrower Representative, the other Credit Parties signatory thereto, the Lenders and Agent.”
““Subject Wells Fargo Euro Disbursement Account’ means the account numbered EUR 88002679 maintained by Wells Fargo, N.A. in the name of Specialty Surgical Instrumentation, Inc.”
“‘Symmetry Vesocclude’ means Symmetry Surgical Vesocclude, LLC, a Delaware limited liability company.”
“‘Vesocclude Acquisition’ means the acquisition of certain assets of the Vesocclude Seller by Symmetry Vesocclude pursuant to the Vesocclude Acquisition Agreement.”
“‘Vesocclude Acquisition Agreement’ means that certain Asset Purchase Agreement, dated as of August 28, 2015, by and between the Vesocclude Seller and Symmetry Vesocclude, in the form attached as Exhibit A to the Second Amendment.”
“‘Vesocclude Seller’ means VesOcclude Medical LLC, a North Carolina limited liability company.”

SECTION 3.
CONSENT.    Agent and Lenders hereby consent to the Vesocclude Acquisition, and confirm that the Vesocclude Acquisition shall constitute a “Permitted Acquisition” under and as defined in the Credit Agreement, provided that the following conditions are met:

3.1    Satisfaction of all conditions set forth in the definition of Permitted Acquisition in Section 12.01 of the Credit Agreement, except for the requirement that Borrower Representative furnish to Agent and Lenders at least 15 days prior to the consummation of a proposed Acquisition an executed term sheet and/or letter of intent, as more particularly set forth in clause (b) of the definition of Permitted Acquisition in Section 12.01 of the Credit Agreement; provided, however, the purchase price of the Vesocclude Acquisition shall not count against the Permitted Acquisition basket set forth in clause (h) of the definition of Permitted Acquisition in Section 12.01 of the Credit Agreement;

3.2    The Vesocclude Acquisition shall be consummated pursuant to the terms and conditions of the Vesocclude Acquisition Agreement attached hereto as Exhibit A without giving effect to any amendments, supplements or other modifications thereto unless such amendments, supplements or other modifications are approved by Agent in writing; and

3.3    Agent shall have received a collateral assignment of the Vesocclude Seller’s representations, warranties and indemnities to Borrowers or any of their Subsidiaries under the Vesocclude Acquisition Agreement.

SECTION 4.	JOINDER.
4.1    The undersigned Joinder Party hereby (i) agrees to be bound by all of the provisions of the Credit Agreement applicable to a Credit Party thereunder and (ii) agrees that it shall, on the date hereof, become a Credit Party for all purposes of the Credit Agreement to the same extent as if originally a party thereto.
4.2    The undersigned Joinder Party hereby supplements the schedules of the Credit Agreement with the information relating to the undersigned set forth on the attached supplemental schedules of Annex A of this Amendment and such information is hereby added to the information set forth in the schedules to the Credit Agreement. By acknowledging and agreeing to this Amendment, the undersigned hereby agrees that this Amendment may be attached to the Credit Agreement.

SECTION 5.	ACKNOWLEDGMENTS.
1.Acknowledgment of Obligations. All Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by the Credit Parties to the Lenders, are unconditionally owing by the Credit Parties, all without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.Acknowledgment of Liens. Each of the Credit Parties hereby acknowledges, confirms and agrees that Agent on behalf of the Lenders has and shall continue to have valid, enforceable and perfected first priority Liens (subject to certain Permitted Liens) upon and security interests in the Collateral heretofore granted by the Credit Parties to Agent on behalf of the Lenders pursuant to the Loan Documents.
3.Binding Effect of Documents. Each of the Credit Parties hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of each Credit Party contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and no Credit Party has a valid defense to the enforcement of such obligations and (c) Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for them in the Loan Documents and applicable law.
SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrowers and each of the other Credit Parties hereby further represent, warrant and covenant with and to Agent and the Lenders as follows:
1.Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties made by or on behalf of the Credit Parties to Agent and the Lenders in all of the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by such Person on the date hereof and in this Amendment, except to the extent that such representation and warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.
2.Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to Agent and the Lenders by the Borrowers and each of the other Credit Parties and are in full force and effect, as modified hereby.
3.No Conflict, Etc. The execution and delivery and performance of this Amendment by the Borrowers and each of the other Credit Parties will not violate any Federal, state or any other material law, rule, regulation or order or material contractual obligation of such Person in any material respect and will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its Properties or revenues.
4.Events of Default. Immediately prior to, and after giving effect to this Amendment, no Events of Default have occurred and are continuing as of the date hereof. The parties hereto acknowledge, confirm and agree that any material misrepresentation by any Credit Party or any failure of any Credit Party to comply with the covenants, conditions and agreements contained in this Amendment shall constitute an Event of Default under the Credit Agreement.
SECTION 7. CONDITIONS TO EFFECTIVENESS.
5.1    Conditions.    The effectiveness of the terms and provisions of this Amendment shall be subject to each of the following conditions precedent having been satisfied as determined in Agent’s sole discretion:
(a)    Agent shall have received one or more counterparts of this Amendment, duly executed and delivered by the Credit Parties and the Lenders;
(b)    Agent shall have received a fully executed copy of the Assignment of Representations, Warranties, Covenants and Indemnities, dated as of the date hereof, by and among the Vesocclude Seller, Symmetry Vesocclude and Agent; and
(c)    All reasonable out-of-pocket costs and expenses referenced in Section 10.05 of the Credit Agreement that have been invoiced to the Borrowers shall have been paid or reimbursed by the Borrowers, including, without limitation, those relating to this Amendment.

SECTION 8.	PROVISIONS OF GENERAL APPLICATION.
1.Effect of this Amendment. Except for the amendments and consent expressly set forth and referred to in Sections 2 and 3, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. In the event of any conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Credit Party’s Obligations under or in connection with the Credit Agreement or any of the other Loan Documents or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other Liens on any Collateral for the Obligations. The Credit Agreement and this Amendment shall be read and construed as one agreement. Agent and Lenders hereby notify the Credit Parties that, effective from and after the date of this Amendment, Agent and Lenders intend to enforce all of the provisions of the Loan Documents and that Agent and Lenders expect that the Credit Parties will strictly comply with the terms of the Loan Documents from and after this date.
2.Costs and Expenses. The Credit Parties absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefore may require, all reasonable fees and out-of-pocket disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection herewith and expenses which shall at any time be incurred or sustained by Agent or any participant of Agent or any of its respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection herewith.
3.Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.
4.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
5.Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent or the Lenders to rely upon them.
6.Releases. As a material inducement to Agent and the Lenders to enter into this Amendment and to grant concessions to the Credit Parties, all in accordance with and subject to the terms and conditions of this Amendment, each Credit Party:
(a)Does hereby remise, release, acquit, satisfy and forever discharge Agent and the Lenders and their subsidiaries and affiliates, and all of their respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns (each a “Releasee” and collectively, the “Releasees”) from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, arguments, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or whether known or unknown, which any Credit Party now has or hereafter can, shall or may have by reason of any manner, cause or things, from the beginning of the world to and including the date of this Amendment, with respect to matters arising out of, in connection with or related to:
(i)any and all obligations owed or owing to any Releasee under any document evidencing financial arrangements by, among and between such Releasee and any Credit Party, relating to the Credit Agreement, and including, but not limited to, the administration or funding thereof;
(ii)the Credit Agreement and indebtedness evidenced and secured thereby; or
(iii)any other agreement or transaction between any Credit Party and any Releasee entered into in connection with the Credit Agreement.
(b)Does hereby covenant and agree never to institute or cause to be instituted or continued prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Releasee by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claim arising after the date of this Amendment with respect to acts, occurrences or events after the date of this Amendment; and, further provided that the foregoing release and covenant not to sue shall not apply to any rights or claims, if any, of any third party creditors of any Credit Party. If any Credit Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Credit Party and its successors, assigns and legal representatives, jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)Does hereby expressly acknowledge and agree that the covenants and agreements of Agent and the Lenders contained in this Amendment shall not be construed as an admission of any wrongdoing, liability or culpability on the part of Agent or any Lender or as any admission by Agent or any Lender of the existence of claims by any Credit Party against Agent, the Lenders or any other Releasee. Each Credit Party, Agent and the Lenders acknowledge and agree that the value to the Credit Parties of the covenants, consents and agreements on the part of Agent and the Lenders contained in this Amendment substantially and materially exceed any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by the Credit Parties.
(d)Notwithstanding anything contained in this Amendment, the general release set forth in this Amendment shall not extend to and shall not include any duties or obligations of Agent or the Lenders in the Credit Agreement as modified by this Amendment or in any of the Loan Documents.
7.Entire Agreement. This Amendment expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, negotiations, correspondence and agreements of the parties regarding such subject matter.
8.GOVERNING LAW. THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT, INCLUDING, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).
9.Incorporation of Credit Agreement Provisions. The provisions contained in Sections 10.11, 10.12, 10.13, 10.15(b), 10.15(c), 10.15(d), 10.16, 10.20 and 10.21 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
10.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers, as of the date first above written.

GENERAL ELECTRIC CAPITAL     CORPORATION, as Agent and Swingline Lender

By:
Name:     ________________________________
Title: Duly Authorized Signatory

GE CAPITAL BANK, as a Lender

By:
Name: _________________________________
Title: Duly Authorized Signatory

BORROWERS:

SYMMETRY SURGICAL INC.

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General          Counsel and Corporate Secretary

SPECIALTY SURGICAL INSTRUMENTATION, INC.

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General          Counsel and Corporate Secretary

OLSEN MEDICAL, LLC

By: Specialty Surgical Instrumentation, Inc., as its Member
By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP,
General Counsel and Corporate
Secretary

BORROWER REPRESENTATIVE:

SYMMETRY SURGICAL INC.

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General          Counsel and Corporate Secretary

CREDIT PARTIES:

SYMMETRY MEDICAL SSI REAL ESTATE, LLC

By: Specialty Surgical Instrumentation, Inc., as its
Member

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP,
General Counsel and Corporate
Secretary

SYMMETRY SURGICAL INTERNATIONAL, INC.

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General          Counsel and Corporate Secretary

S.S.I.I. LP, LLC

By: Symmetry Surgical International, Inc., as its
Member

By:
Name: David C. Milne
Title: Chief Administrative Officer, SVP,
General Counsel and Corporate
     Secretary

JOINDER PARTY:

SYMMETRY SURGICAL VESOCCLUDE, LLC By:Specialty Surgical Instrumentation, Inc.
By:
Title:	____________________________________

Exhibit A

On file with the Agent.
Annex A

Schedule 4.21 (Perfection Certificate) is hereby updated by adding the following new location to Exhibit A of the Perfection Certificate attached to Schedule 4.21.

Address		If leasehold, expiration date of lease
7429 ACC Blvd. Suite 101 and 103 Raleigh, NC 27612	Symmetry Surgical Vesocclude, LLC	Capital Land Investment Company